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Exhibit 11(b)

I, Elizabeth M. Forget, President and I, Jeffrey A. Tupper, Chief Financial Officer and Treasurer of Met Investors Series Trust (the "Trust"), each certify that:

1. This Form N-CSR filing for the Trust for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By: /s/ Elizabeth M. Forget
    -------------------------------------
    Elizabeth M. Forget
    President


By: /s/ Jeffrey A. Tupper
    -------------------------------------
    Jeffrey A. Tupper
    Chief Financial Officer and Treasurer

Date: August 26, 2004